Exhibit 99.1

[LOGO OF PW EAGLE]

FOR:	PW Eagle, Inc.
1550 Valley River Drive
Eugene, OR 97440
(Nasdaq-NMS: “PWEI”)

CONTACT:	Scott Long,
Chief Financial Officer, PW Eagle, Inc.
541-343-0200

PW EAGLE REPORTS STRATEGIC INITIATIVES AND

2003 FOURTH QUARTER

AND YEAR-END RESULTS

Conference Call and Webcast Scheduled for April 5, 2004 at 1:30 p.m. Central Time

Eugene, Oregon — March 31, 2004 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported on the status of its strategic initiatives and its financial results for the three months and full year ended December 31, 2003. A summary of the results for the fourth quarter and for the year ending December 31, 2003 and 2002 is set forth in the following table:

Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Net sales	$82,197	$58,252	$331,787	$251,275
Gross profit	6,672	3,972	36,749	45,479
Net income (loss)	(5,837)	(4,043)	(12,718)	571

Adjustments to reconcile to EBITDA:
Interest	3,219	2,626	11,887	11,001
Taxes	(3,612)	(2,491)	(7,816)	373
Depreciation	3,016	2,224	11,343	8,958
Amortization	157	0	671	0

EBITDA	(3,057)	(1,684)	3,367	20,903

Basic income (loss) per share	$(0.85)	$(0.60)	$(1.86)	$0.09
Diluted income (loss) per share	$(0.85)	$(0.60)	$(1.86)	$0.06

The reported financial results for the fourth quarter and the full year 2003 reflect a restructuring charge of $1,276,000 related primarily to severance incurred in connection with the integration of the Extrusion Technologies and PWPipe operations. This charge increased the reported net loss by $787,000 from $11,931,000 to $12,718,000. It also reduced EBITDA for the full year 2003 by $1,276,000 from $4,643,000 to $3,367,000.

PW Eagle also reported pro forma financial information assuming that its March 14, 2003 acquisition of Uponor ETI Company took place on January 1, 2002. The pro forma financial information includes certain adjustments to reflect what the Company will experience on an ongoing basis. A summary of the unaudited pro forma financial information for the three-month and full year periods ending December 31, 2003 and 2002:

Pro Forma Consolidated Income Statement Information

(In thousands, except for per share amounts)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
Net sales	$82,197	$80,327	$352,477	$340,765
Gross profit	6,672	7,478	40,542	60,610
Loss from continuing operations	(5,837)	(4,527)	(12,658)	(299)

Adjustments to reconcile to EBITDA:
Interest	3,219	3,104	12,174	12,822
Taxes	(3,612)	(2,956)	(7,846)	(195)
Depreciation	3,016	2,975	11,987	12,480
Amortization	157	212	866	848

EBITDA	(3,057)	(1,192)	4,523	25,656

Loss per common share from continuing operations:
Basic	$(0.85)	$(0.67)	$(1.82)	$(0.04)
Diluted	$(0.85)	$(0.67)	$(1.82)	$(0.04)

William Spell, Co-Chairman of the Board, commented, “2003 was a very difficult year for PW Eagle and the entire plastic pipe industry. The first quarter of 2003 was surprisingly strong; however, part of that strength resulted from a building of inventory throughout the industry. When the actual demand proved to be less than anticipated, the price of PVC resin and pipe began to fall in the second quarter. PVC pipe prices continued to fall even in the traditionally strong construction seasons of the second and third quarters. Consequently, our margins decreased. Despite reported increases in the Gross Domestic Product, the demand for PVC pipe remained weak throughout the last three quarters of 2003. In response to this weak demand and reduced margins, we further streamlined our operations and reduced overhead. We expect to see the results of those changes in 2004.”

Spell continued, “In the first quarter of 2004, we have seen an increase in demand as well as an increase in pipe prices. We are encouraged by this development and the reported increases in gross domestic product. The general feeling in the PVC pipe industry is that 2004 will be a better year than 2003. We certainly expect that our financial results for 2004 will be an improvement over 2003. However, we do not expect that the results for the first quarter of 2004 will be as strong as those for the first quarter of 2003.”

The Company also today reported on the status of its previously announced strategic initiatives to increase the value of the Company through focusing on its core PVC pipe business, increasing operating efficiencies and deleveraging its balance sheet.

Finally, the Company announced today that it has retained Goldsmith, Agio, Helms Securities, Inc., an investment banker, to review other strategic alternatives to maximize shareholder value.

Single Integrated Management Team

The integration of the PW Pipe and ETI management teams and operations has been completed. The senior management team consists of Jerry Dukes, President, Jack Cobb, Executive Vice President-Operations, Scott Long, Chief Financial Officer, Mike Stickel, Executive Vice President-Sales/Marketing, Neil Chinn, Vice President-Human Resources and Keith Steinbruck, Vice President-Technical Director. All of these officers are located at the Company’s corporate headquarters in Eugene, Oregon.

The Minneapolis headquarters has been closed. Effective January 2, 2004, William Spell resigned as CEO but will remain a director and Co-Chair of the Board of Directors. Dobson West also resigned as an employee but will remain as the Secretary of the Company’s Board of Directors. The consulting agreements with Harry Spell, the Co-Chair of the Board of Directors and Bruce Richard, the Chair of the Audit Committee, were also terminated, but they will remain in their current positions on the Board of Directors.

PW Eagle has entered into a management services agreement with Spell Capital Partners, LLC, a private equity capital and buyout firm based in Minneapolis, Minnesota managed by William Spell, Dobson West, Harry Spell and Bruce Richards. Spell Capital Partners will provide some, but not all, of the services to the Company that had been provided by William Spell and Dobson West under their previous employment agreements and by Harry Spell and Bruce Richard under their previous consulting agreements. All the other duties that had been performed out of the Minneapolis office have been transferred to the Eugene, Oregon headquarters. All investor relations calls will be taken by Scott Long, Chief Financial Officer, at 541-343-0200.

The integration of the businesses, the closing of the Minneapolis office and other operational initiatives that have been effected are expected to save over $4 million annually beginning this year.

Asset Sales

The Company had previously announced its intention to sell its Phoenix, Arizona facility. That sale was completed on December 31, 2003 with the cash proceeds of $2.3 million received on January 2, 2004. These proceeds were applied to the PWPipe senior bank debt in January 2004. In addition, the $300,000 of expenses that the Company was incurring annually to maintain the idled facility have been eliminated. The purchaser of the facility does not compete in any way with the Company.

On March 26, 2004, the Company closed the previously announced sale and leaseback arrangement for it Visalia, California and Sunnyside, Washington facilities. The gross proceeds from the sale of approximately $3.3 million were used to reduce PWPipe’s senior bank debt.

The Company has also entered into a purchase agreement to sell the Hastings, Nebraska and Baker City, Oregon facilities. This sale is expected to close in April, 2004 and will result in gross proceeds to the Company of approximately $2 million. Currently, PW Eagle leases these facilities to PWPoly. The purchaser of these facilities will assume these leases and continue to lease them to PWPoly.

PWPoly Corp.

As previously reported, on October 1, 2003, PWPoly acquired a small equity interest in W.L. Plastics, Inc. While PWPoly focuses on small diameter polyethylene pipe, W.L. Plastics focuses primarily on large diameter polyethylene pipe. On January 16, 2004, PWPoly invested additional funds of $1.6 million in W.L. Plastics to increase its fully diluted ownership to approximately 23%.

As of February 29, 2004, PWPoly has raised $369,000 of equity capital through a private placement of common stock. In addition, it borrowed $1.3 million of subordinated debt from Medallion Capital, Inc.

PWPoly has entered into a non-binding letter of intent to acquire an extruder of small diameter polyethylene pipe with sales of approximately $40 million. PWPoly has not entered into a definitive agreement. PWPoly is conducting its due diligence and is working with its lenders to arrange financing for the transaction. While many of the important terms have been tentatively agreed upon, there is no assurance that this transaction will be completed. PWPoly must complete its due diligence, negotiate the definitive agreements and obtain financing in order for the acquisition to proceed. If the transaction is completed, it is anticipated to close in the second quarter of 2004.

The Company intends to proceed with the anticipated spin-off of the shares of PWPoly to the PW Eagle shareholders. However, as a result of the need for the Company to obtain additional audited financial information on PWPoly in order to comply with securities regulations relating to the spin-off and as a result of the potential acquisition of another polyethylene pipe extruder, the Company has decided to delay the spin-off of the shares of PWPoly to the PW Eagle shareholders. Assuming PWPoly completes its potential acquisition in the second quarter of 2004 and the Company satisfies all the conditions of the spin-off discussed below, the Company currently anticipates that the spin-off will occur in the third quarter of 2004. If the spin-off is completed, the Company anticipates that it will distribute one share of PWPoly stock for each share of PW Eagle stock held by those shareholders of PW Eagle who beneficially own 8,000 shares or more of PW Eagle stock. Those shareholders of PW Eagle who beneficially own less than 8,000 shares will receive a cash distribution for each of their shares of PW Eagle stock in an amount equal to the value of a share of PWPoly stock. The amount of this cash distribution has not been determined and cannot be determined until a time closer to the actual distribution. If the potential acquisition occurs, the value of PWPoly shares will be impacted by that acquisition. This distribution of PWPoly shares or cash to the shareholders of PW Eagle stock is subject to final approval by an independent committee of the Board of Directors of PW Eagle, the issuance of an opinion to the PW Eagle independent committee as to the value of PWPoly, the approval of the transaction by PW Eagle’s lenders and certain governmental approvals and the raising of the cash necessary to make the cash distribution. A record date for this transaction has not yet been established. This transaction will be a taxable event for both PW Eagle and its shareholders. Assuming that PW Eagle is profitable in 2004, the distribution of the PWPoly shares and the cash will be treated as a dividend to the shareholders of PW Eagle.

Regardless of whether or not a PW Eagle shareholder receives PWPoly shares or cash in the distribution, the amount of the dividend on a per share basis will be equal to the amount of cash distributed on a per share basis.

THIS PRESS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OF PW EAGLE OR PWPOLY.

Enhanced Senior Credit Facility and New Strategic Alternatives

The Company previously announced on November 10, 2003 that it was seeking an enhanced senior credit facility from its current senior lenders as well as additional equity or junior capital. This process has been proceeding, and the Company has received proposals from its current senior lenders as well as other lenders and capital providers with the goal of repaying all of the Company’s current subordinated debt. However, the Company has decided to place these efforts on hold.

As an alternative, the Board has retained Goldsmith, Agio, Helms Securities, Inc., an investment banker, to review other strategic alternatives to maximize shareholder value. Goldsmith, Agio, Helms is one of the preeminent U.S.-based private investment banking firms providing sophisticated financial advisory services to middle-market businesses. While a number of viable options exist and will be evaluated to maximize shareholder value, there can be no assurance of the timing or nature of the results of this process.

At December 31, 2003, the Company was in violation of certain provisions of its various financing agreements. The Company’s lenders have waived all past defaults under the Company’s various credit agreements and have amended the various credit agreements so that the Company anticipates that it will be in compliance with all provisions of those agreements at least through March 31, 2005.

Fourth Quarter 2003 Webcast & Conference Call

PW Eagle will hold its fourth quarter and year end 2003 webcast and conference call on Monday, April 5, 2004 at 1:30 p.m. Central Time to discuss the fourth quarter and 2003 results as well as the status of the Company’s strategic initiatives. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference telephone number is 1-800-318-3619, use 6513917 as the confirmation code to access the call.

PW Eagle, Inc. is a leading extruder of PVC pipe and polyethylene tubing products. PWPoly Corp, a subsidiary of PW Eagle, is an extruder of small diameter polyethylene pipe. The Company and PWPoly operate eleven manufacturing facilities across the United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI”.

Forward Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release, including those made by William H. Spell, regarding the Company’s expectations that: (i) the Company expects to see in 2004 the results of streamlining its operations and reducing its overhead; (ii) we have seen an increase in demand and prices; (iii) 2004 will be a better year than 2003; (iv) first quarter 2004 results will not be as strong as first quarter 2003; (v) PW Eagle’s cost cutting measures will save it over $4.0 million annually beginning this year; (vi) it will complete the sale of its Hastings, Nebraska and Baker City, Oregon facilities for approximately $2.0 million in gross proceeds in early 2004; (vii) the Company will complete the spin-off of the shares of PWPoly Corp., pursuant to the terms and conditions announced in this press release in the third quarter of 2004; (viii) PWPoly will complete its acquisition of an extruder of small diameter polyethylene pipe in the second quarter of 2004; (ix) the Company it will enter into a new enhanced senior credit facility with its senior lenders and obtain additional equity or junior capital ; (x) the Company will remain in compliance with its various senior and subordinated credit agreements at least through March 31, 2005; and (xi) the Company will be successful in identifying strategic alternatives that maximize shareholder value are “forward looking” statements which involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and stated in this announcement. Actual results could differ if the economy and particularly the segments of the economy that impact the Company’s business do not grow and perform at least as well as forecast. In addition, actual results could differ as a result of: (i) a slowdown in the United States economy; (ii) the failure of the Gross Domestic Product to improve during 2004; (iii) an increase in interest rates; (iv) a decline in the construction of commercial and residential building; (v) a decline in our raw material prices; and (vi) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe. In order to achieve the expected economic benefits of the Company’s strategic initiatives, the Company must raise additional equity and sell additional assets. There is no assurance that it will successfully complete any of its initiatives; including the sale of its facilities, and, even if completed, will resolve any potential defaults under the Company’s loan agreements. There is no assurance the Company’s lenders will waive any future defaults of the Company’s loan agreements. The Company must satisfy conditions before it can spin off PWPoly to its shareholders. Some of these conditions are outside the Company’s control; including the timing and review of the Company’s registration statement with the Securities and Exchange Commission. There is also no assurance that PWPoly will complete its acquisitions of the small pipe extruder in the second quarter of 2004. The Company does not have a binding agreement with the seller and may not be successful in reaching a definitive agreement for the sale. It is not possible to foresee or identify all factors that could cause actual results to differ from expected or historical results. As such, you should not consider any list of such factors to be an exhaustive statement of all risks, uncertainties or potential inaccurate assumptions. We undertake no obligation to update “forward-looking” statements. In addition, the use of the term “EBITDA” is not intended to be an alternative to the financial results under generally accepted accounting principles in the United States of America.

-    financials follow    -

PW EAGLE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
NET SALES	$82,197	$58,252	$331,787	$251,275
COST OF GOODS SOLD	75,525	54,280	295,038	205,796

Gross profit	6,672	3,972	36,749	45,479
OPERATING EXPENSES:
Selling expenses	8,543	5,637	32,849	24,559
General and administrative expenses	3,569	2,243	12,182	9,232
Restructuring and related costs	1,276	—	1,276	—

	13,388	7,880	46,307	33,791

OPERATING INCOME (LOSS)	(6,716)	(3,908)	(9,558)	11,688
NON-OPERATING EXPENSES (INCOME):
Interest expense	3,219	2,626	11,828	11,001
Other (income) expense, net	(486)	—	(470)	(257)

	2,733	2,626	11,358	10,744

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(9,449)	(6,534)	(20,916)	944

INCOME TAX EXPENSE (BENEFIT)	(3,612)	(2,491)	(8,004)	373

INCOME (LOSS) FROM CONTINUING OPERATIONS	(5,837)	(4,043)	(12,912)	571

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAXES	—	—	194	—

NET INCOME (LOSS)	$(5,837)	$(4,043)	$(12,718)	$571

EARNINGS (LOSS) FROM CONTINUING OPERATIONS PER SHARE:
Basic	$(0.85)	$(0.60)	$(1.89)	$0.09

Diluted	$(0.85)	$(0.60)	$(1.89)	$0.06

INCOME FROM DISCONTINUED OPERATIONS PER SHARE:
Basic	$0.00	$0.00	$0.03	$0.00

Diluted	$0.00	$0.00	$0.03	$0.00

EARNINGS (LOSS) PER SHARE:
Basic	$(0.85)	$(0.60)	$(1.86)	$0.09

Diluted	$(0.85)	$(0.60)	$(1.86)	$0.06

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	6,886	6,731	6,852	6,717
Diluted	6,886	6,731	6,852	9,376

PW EAGLE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for shares and per share amounts)

ASSETS	December 31, 2003	December 31, 2002
CURRENT ASSETS:
Cash and cash equivalents	$431	$337
Accounts receivable, net	26,566	19,202
Inventories	45,545	38,917
Deferred income taxes	1,944	1,455
Other current assets	3,896	650

Total current assets	78,382	60,561
Property and equipment, net	62,146	58,899
Goodwill	3,651	3,651
Intangible assets	3,150	—
Other assets	17,849	10,291

TOTAL ASSETS	$165,178	$133,402

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Borrowings under revolving credit facility	$34,631	$15,036
Current maturities of long-term debt	3,967	3,027
Accounts payable	25,214	9,344
Book overdraft	6,168	10,310
Accrued liabilities	12,012	9,224

Total current liabilities	81,992	46,941
Other long-term liabilities	8,124	1,817
Long-term debt, less current maturities	14,861	14,750
Financing lease obligation, less current maturities	13,016	13,105
Senior subordinated debt	31,950	30,870

TOTAL LIABILITIES	149,943	107,483

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Series A preferred stock; 7% cumulative dividend; convertible; $2 per share liquidation preference; no par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Undesignated stock, $.01 par value; 14,490,000 shares authorized; none issued and outstanding	—	—
Stock warrants	6,936	6,296
Common stock; $.01 par value; 30,000,000 shares authorized; issued and outstanding 7,258,850 and 7,002,950 shares, respectively	73	70
Class B Common stock, $.01 par value; 3,500,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	31,281	30,488
Unearned compensation	(1,104)	(920)
Notes receivable from officers and employees on common stock purchases	(350)	(835)
Accumulated other comprehensive income	371	74
Retained earnings (accumulated deficit)	(21,972)	(9,254)

Total stockholders’ equity	15,235	25,919

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$165,178	$133,402